EXHIBIT 10.1
SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

    THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is executed on February 22, 2021, among BRAEMAR HOSPITALITY LIMITED PARTNERSHIP (formerly known as Ashford Hospitality Prime Limited Partnership), a Delaware limited partnership (“Borrower”), BRAEMAR HOTELS & RESORTS INC. (formerly known as Ashford Hospitality Prime, Inc.), a Maryland corporation (the “Parent”), each lender party hereto (collectively, “Lenders”), certain of their respective Subsidiaries party hereto as Guarantors, and BANK OF AMERICA, N.A., as Administrative Agent (“Administrative Agent”).

R E C I T A L S

    1.    Borrower, Parent, Administrative Agent, and Lenders are parties to that certain Second Amended and Restated Credit Agreement (as modified, amended, renewed, extended, and/or restated, the “Credit Agreement”) dated as of October 25, 2019.

    2.    The parties hereto desire to amend the Credit Agreement, subject to the terms and conditions set forth herein.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1.    Terms and References. Unless otherwise stated in this Amendment (a) terms defined in the Credit Agreement have the same meanings when used in this Amendment, and (b) references to “Sections” are to the Credit Agreement’s sections.

    2.    Amendments to the Credit Agreement Requiring Required Lender Consent.

(a)    Section 1.1 of the Credit Agreement is hereby amended to add the following definitions in the appropriate alphabetical order:

“Budgeted Renovation Costs” has the meaning specified in Section 7.17(e).

“Second Amendment Effective Date” means February 22, 2021.

(b)    Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Applicable Margin,” “Consolidated Fixed Charge Coverage Ratio” and “Waiver Period” in their entirety and to replace such definitions with the following:

“Applicable Margin” (a) from the First Amendment Effective Date up to, but not including, the Second Amendment Effective Date, a percentage per annum equal to (i) three and one half percent (3.50%) with respect to Eurodollar Rate Loans and (ii) two and one half percent (2.50%) with respect to Base Rate Loans, (b) from the Second Amendment Effective Date up to, but not including, the last day of the Waiver Period, a percentage per annum equal to (i) three and sixty-five one hundredths percent (3.65%) with respect to Eurodollar Rate Loans and (ii) two and sixty-five one hundredths percent (2.65%) with respect to Base Rate Loans, and (c) at all other times, the applicable percentage per annum set forth below determined by reference to the Consolidated
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Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Margin
Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate	Base Rate
1	< 4.00x	2.25%	1.25%
2	>4.00 but <5.00x	2.50%	1.50%
3	>5.00x but <5.50x	2.75%	1.75%
4	>5.50x but ≤6.00x	3.25%	2.25%
5	>6.00x	3.50%	2.50%

Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Margin in effect from the Closing Date until adjusted as set forth above shall be set at Pricing Level 5. The Applicable Margin in effect commencing on the last day of the Waiver Period until adjusted as set forth above shall be set at the applicable Pricing Level based upon the Consolidated Leverage Ratio as set forth in the Compliance Certificate delivered pursuant to Section 6.02(a) for the fiscal quarter ending March 31, 2022.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.10(b).

“Consolidated Fixed Charge Coverage Ratio” means, without duplication, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the previous four consecutive fiscal quarters ending on such date to (b) Consolidated Fixed Charges for such period. For purposes of this calculation only, cash gains and other income (losses) in respect of Swap Contracts and foreign currency hedges realized during any applicable period shall be (i) deducted from (added to) Consolidated Adjusted EBITDA for such period but only to the extent included in net income when determining Consolidated Adjusted EBITDA and (ii) deducted from (added to) Consolidated Fixed Charges for such period; provided that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio as of the last day of the fiscal quarters ending March 31, 2022, June, 30, 2022 and September 30, 2022, Consolidated Adjusted EBITDA shall be annualized based upon the three (3) month period ended March 31, 2022, the six (6) month period ended June, 30, 2022 and the nine (9) month period ended September 30, 2022, respectively.

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“Waiver Period” means the period commencing on the First Amendment Effective Date and continuing through and including the date Borrower delivers a Compliance Certificate pursuant to Section 6.02(a) for the fiscal quarter ending March 31, 2022 reflecting that the Parent is in compliance with all financial covenants set forth in Section 7.11 as of March 31, 2022 and certifying that no Default or Event of Default exists.

(c)    Section 2.05(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(c)    From and after the First Amendment Effective Date, if the Borrower, the Parent, any Loan Party or any of their respective Subsidiaries makes any Disposition (other than Dispositions permitted by Section 7.05(a), (b), or (c)), issues any Equity Interests (other than issuances by the Borrower to Parent or issuances by a direct or indirect Subsidiary of the Borrower to the Borrower or a direct or indirect Subsidiary of the Borrower), or incurs any Indebtedness, the Borrower shall, within one (1) Business Day of receipt by the Borrower, the Parent, such other Loan Party or such other Subsidiary, as applicable, of the proceeds thereof, prepay the Revolving Credit Loans in an amount equal to (i) with respect to any such Disposition, fifty percent (50%) of the Net Cash Proceeds of any such Disposition, (ii) with respect to any issuance of common Equity Interests, (A) (1) from the First Amendment Effective Date up to, but not including, the Second Amendment Effective Date, twenty-five percent (25%) of the aggregate Net Cash Proceeds received in connection with such issuances and (2) from the Second Amendment Effective Date and thereafter, (x) thirty-five percent (35%) of the aggregate Net Cash Proceeds received in connection with such issuances up to the first $50,000,000 of aggregate Net Cash Proceeds from and after the First Amendment Effective Date and (y) fifty percent (50%) of the aggregate Net Cash Proceeds received in connection with such issuances in excess of such $50,000,000 of aggregate Net Cash Proceeds, (iii) with respect to the issuance of any preferred Equity Interests (including any Preferred Equity issued after the First Amendment Effective Date), fifty percent (50%) of the Net Cash Proceeds received in connection with such issuance of preferred Equity Interests, and (E) with respect to the incurrence of any Indebtedness (including, without limitation, any refinancing or replacement of any Indebtedness existing as of the First Amendment Effective Date), fifty percent (50%) of the Net Cash Proceeds received in connection with any such Indebtedness. Each prepayment of the outstanding Revolving Credit Loans pursuant to this Section 2.05(c) shall be applied to the Outstanding Amount thereof in the inverse order of maturity, and subject to Section 2.17, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages.

(d)    Section 7.11(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)    Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth, at any time after December 31, 2021, to be less than the sum of (i) $497,510,250 and (ii) an amount equal to 75% of the net equity proceeds received by the Consolidated Parties after June 30, 2019 by reason of the issuance and sale of Equity Interests in Parent.

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(e)    Section 7.11(e) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(e)    Consolidated Debt to TAV Ratio. Permit the Consolidated Debt to TAV Ratio to, at any time after December 31, 2021, to exceed 65%.

(f)    Section 7.11(f) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(f)    Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio at any time during the following periods to be less than the ratio set forth below opposite such period:

Period	Minimum Consolidated Fixed Charge Coverage Ratio
January 1, 2022 through March 31, 2022	1.00 to 1.0
April 1, 2022 through September 30, 2022	1.10 to 1.0
October 1, 2022 through December 31, 2022	1.20 to 1.0
January 1, 2023 and thereafter	1.40 to 1.0

(g)    Section 7.17(e) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(e)    make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset other than (i) in connection with emergency repairs, life safety repairs or ordinary course maintenance repairs or as required by Law or as required under any franchise agreement or management agreement with a third party hotel brand that is not a Related Party of the Parent, the Borrower any Subsidiary or any Controlled JV Subsidiary and (ii) select renovation projects with respect to each of the Ritz-Carlton Sarasota Real Property, the Ritz-Carlton Tahoe Real Property, the Park Hyatt Beaver Creek Real Property, the Hilton Torrey Pines Real Property and the Marriott Seattle Real Property, in each case, using funds from existing furniture, fixture, and equipment reserves held in respect of each such Real Property; provided, however, that in no event shall the amount of any such expenditures permitted under this clause (ii) exceed the amounts set forth in the renovation budgets with respect to each such Real Property attached as Exhibit N (collectively, the “Budgeted Renovation Costs”); or

(h)    Schedule 1 to Exhibit D of the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1 attached hereto.

(i)    The Credit Agreement is hereby amended to add Exhibit N attached hereto.

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    3.    Amendments to the Credit Agreement Requiring All Lender Consent.

(a)    Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “LIBOR Successor Rate,” “LIBOR Successor Rate Conforming Changes,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” in their entirety and to replace such definitions with the following:

“LIBOR Successor Rate” has the meaning specified in Section 3.03(c).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“SOFR” with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

(b)    Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions in the correct alphabetical order:

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for

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interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“LIBOR Replacement Date” has the meaning specified in Section 3.03(c).

“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.03(c).

“Related Adjustment” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such LIBOR Successor Rate:

(a)    the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Administrative Agent; or
(b)    the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).

(c)    Section 3.03(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following Sections 3.03(c), (d), and (e):

(c)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period hereunder or any other tenors of LIBOR, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)     the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

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(iii)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative; or

(iv)    syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;

then, in the case of clauses (i)-(iii) above, on a date and time determined by the Administrative Agent (any such date, the “LIBOR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur reasonably promptly upon the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):

(x)    Term SOFR plus the Related Adjustment; and

(y)     SOFR plus the Related Adjustment;

and in the case of clause (iv) above, the Borrower and Administrative Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m., on the fifth Business Day after the Administrative Agent shall have notified all Lenders and the Borrower of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause;

provided that, if the Administrative Agent determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.

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The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR Successor Rate.

Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than one half of one percent (0.50%), the LIBOR Successor Rate will be deemed to be one half of one percent (0.50%) for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

If the events or circumstances of the type described in Section 3.03(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”

(d)    Notwithstanding anything to the contrary herein, (i) after any such determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 3.03(c)(i)-(iii), as applicable, if the Administrative Agent determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 3.03(c)(iv) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.03(c)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect and the Administrative Agent determines that none of the LIBOR Successor Rates is available, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with this Section 3.03 at the end of any relevant Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated

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credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a LIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(e)    If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with clauses (c) or (d) of this Section 3.03 and the circumstances under clauses (c)(i) or (c)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans, Interest Periods, interest payment dates or payment periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate, until the LIBOR Successor Rate has been determined in accordance with clauses (c) or (d). Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

4.    Amendments to other Loan Documents.

(a)    All references in the Loan Documents to the Credit Agreement shall henceforth include references to the Credit Agreement, as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased.

(b)    Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

    5.    Conditions Precedent. This Amendment shall not be effective unless and until:

(a)    Administrative Agent receives this Amendment executed by Borrower, Parent, Guarantors, Administrative Agent, and Required Lenders; provided, however, that solely with respect to the amendments set forth in Section 3 of this Amendment, such changes shall only become effective if this Amendment is executed by Borrower, Parent, Guarantors, Administrative Agent, and all Lenders;

(b)     Administrative Agent receives evidence dated within thirty (30) days as of the date hereof that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of formation and each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

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(c)    Administrative Agent receives a renovation budget acceptable to Administrative Agent with respect to the proposed renovation projects at each of the Ritz Carlton Sarasota Real Property, the Ritz-Carlton Tahoe Northstar Real Property, the Hyatt Beaver Creek Resort Real Property, the Hilton LaJolla Torrey Pines Real Property and the Marriott Seattle Waterfront Real Property;

(d)    the representations and warranties in the Credit Agreement, as amended by this Amendment, and each other Loan Document are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) on and as of the date of this Amendment as though made as of the date of this Amendment except to the extent that (i) any of them speak to a different specific date or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement;

(e)    Borrower shall have paid to Administrative Agent and Lenders, in immediately available funds, (i) all fees due under any Fee Letter or any other Loan Documents as of the date hereof and (ii) the estimated reasonable fees and expenses of Administrative Agent’s counsel incurred in connection with this Amendment; and

(f)    after giving effect to this Amendment, no Default or Event of Default exists.

    6.    Ratifications. Each of Borrower and Parent (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to Administrative Agent for the benefit of Lenders under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of the present and future obligations of Borrower, Parent and each Guarantor under the Credit Agreement and the Loan Documents, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Administrative Agent may request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.

    7.    Representations. Each of Borrower and Parent represents and warrants to Administrative Agent and Lenders that as of the date of this Amendment: (a) this Amendment has been duly authorized, executed, and delivered by Borrower, Parent, and each Guarantor; (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by Borrowers, Parent, or Guarantors of this Amendment; (c) the Loan Documents, as amended by this Amendment, are valid and binding upon Borrower, Parent, and Guarantors and are enforceable against Borrower, Parent, and Guarantors in accordance with their respective terms, except as limited by Debtor Relief Laws; (d) the execution, delivery, and performance by Borrower, Parent, and Guarantors of this Amendment does not require the consent of any other Person and do not and will not constitute a violation of any laws, agreements, or understandings to which Borrower, Parent, or any Guarantor is a party or by which Borrower, Parent, or any Guarantor is bound; (e) all representations and warranties in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifiers set forth therein) except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement or by the effects of COVID-19 pandemic; and (f) after giving effect to this Amendment, no Default or Event of Default exists.

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    8.    Continued Effect. Except to the extent amended hereby, all terms, provisions and conditions of the Credit Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

    9.    Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment shall be subject to the provisions regarding choice of law, submission to jurisdiction, waiver of venue, service of process, and waiver of jury trial set forth in Section 11.14 and 11.15 of the Credit Agreement, and such provisions are incorporated herein by this reference, mutatis mutandis, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts (originals or facsimile copies followed by original executed counterparts within two (2) Business Days, but the failure to deliver original executed counterparts shall not affect the validity, enforceability, and binding effect of this Amendment) with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document. Borrower shall pay the reasonable fees and expenses of counsel for Administrative Agent incurred in connection with this Amendment in accordance with Section 11.04 of the Credit Agreement.

    10.    Release. The Loan Parties hereby acknowledge that, as of the date hereof, the Obligations under the Credit Agreement and under the other Loan Documents are absolute and unconditional without any right of rescission, setoff, counterclaim, defense, offset, cross-complaint, claim or demand of any kind or nature from Administrative Agent. Borrower and Parent hereby voluntarily and knowingly release and forever discharge agents, employees, successors, and assigns (collectively, the “Released Parties”) from all possible claims, demands, actions, causes of action, damages, costs, expenses, and liabilities whatsoever arising from or whether known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent, or conditional, at law or in equity, originating in whole or in part on or before the date hereof which any Loan Party may now or hereafter have against the Released Parties, if any, and irrespective of whether any such claims arise out of contract, tort, violation of law or regulations, or otherwise, including, without limitation, any contracting for, charging, taking, reserving, collecting, or receiving interest in excess of the highest lawful rate applicable.

    11.    Electronic Signatures. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of Borrower, Parent, and each Guarantor agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on Borrower, Parent, and each Guarantor to the same extent as a manual signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of Borrower, Parent, and each Guarantor enforceable against such in accordance with the terms thereof to the same extent as if manually executed. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include use or acceptance by Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Administrative Agent and each of the Lenders may, at

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its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent Administrative Agent has agreed to accept such Electronic Signature, Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of Borrower, Parent, or any Guarantor without further verification and (b) upon the request of Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

    12.    Loan Document. This Amendment shall be a Loan Document under and as defined in the Credit Agreement.

    13.    Entireties. The Credit Agreement as amended by this Amendment represents the final agreement among the parties about the subject matter of the Credit Agreement as amended by this Amendment and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

    14.    Parties. This Amendment binds and inures to Borrower, Parent, Administrative Agent, each Lender, and their respective successors and permitted assigns.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

    Second Amendment to Second Amended
and Restated Credit Agreement
4842-9930-8762 v.4

EXECUTED as of the date first stated above.

BORROWER:

BRAEMAR HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited liability company

By:    Braemar OP General Partner LLC, its general partner

By:     /s/ Robert G. Haiman
    Robert G. Haiman
    Executive Vice President, General Counsel, and Secretary

PARENT:

BRAEMAR HOTELS & RESORTS INC., a Nevada corporation

By:     /s/ Robert G. Haiman
    Robert G. Haiman
    Executive Vice President, General Counsel, and Secretary

Signature Page to
Second Amendment to Second Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:    /s/ Suzanne E. Pickett
    Suzanne E. Pickett
    Senior Vice President

Signature Page to
Second Amendment to Second Amended and Restated Credit Agreement

LENDERS:

BANK OF AMERICA, N.A., as a Lender

By:     /s/ Suzanne E. Pickett
    Suzanne E. Pickett
    Senior Vice President

Signature Page to
Second Amendment to Second Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:     /s/ Michael P. Szuba
    Name: Michael P. Szuba
    Title: Senior Vice President

Signature Page to
Second Amendment to Second Amended and Restated Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:     /s/ Jack Kuhns
    Name: Jack Kuhns
    Title:     Vice President
Signature Page to
Second Amendment to Second Amended and Restated Credit Agreement

To induce the Administrative Agent and Lenders to enter into this Amendment, the undersigned (a) consents and agrees to the Amendment’s execution and delivery, (b) ratifies and confirms that all guaranties, assurances, and liens granted, conveyed, or assigned to Administrative Agent and Lenders under the Loan Documents are not released, diminished, impaired, reduced, or otherwise adversely affected by the Amendment and continue to guarantee, assure, and secure the full payment and performance of all present and future Obligations, (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional guaranties, assignments, security agreements, deeds of trust, mortgages, and other agreements, documents, instruments, and certificates as Administrative Agent may reasonably deem necessary or appropriate in order to create, perfect, preserve, and protect those guaranties, assurances, and liens, (d) waives notice of acceptance of this consent and agreement, which consent and agreement binds the undersigned and its successors and permitted assigns and inures to the Administrative Agent and Lenders and their respective successors and permitted assigns, and (e) ratifies and confirms the release contained in Section 10 herein and the agreement regarding electronic signatures contained in Section 11 herein.

GUARANTORS:

BRAEMAR OP LIMITED PARTNER LLC
BRAEMAR OP GENERAL PARTNER LLC

By:    /s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel, and Secretary

ASHFORD HHC III LLC

By:    /s/ Robert G. Haiman
Robert G. Haiman
Vice President and Secretary

BRAEMAR TRS CORPORATION

By:    /s/ Deric S. Eubanks
Deric S. Eubanks
President

Signature Page to
Second Amendment to Second Amended and Restated Credit Agreement

For the Quarter/Year ended ___________________, ____ (“Statement Date”)
SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 7.11(a) – Consolidated Tangible Net Worth.

	A.	Actual Consolidated Tangible Net Worth at Statement Date:

		1.	Shareholders’ Equity:	$______

		2.	Intangible Assets:	$______

		3.	Accumulated depreciation	$______

		4.	Reversal of any effects of the application of FASB ASC No. 715: Compensation—Retirement Benefits	$______

		5.	Reversal of impact from (i) straight line rent leveling adjustments required under GAAP and (ii) amortization of intangibles pursuant to FASB Statement No. 141	$______

		6.	Consolidated Tangible Net Worth (Line I.A1 minus Line I.A.2 plus Line I.A.3, plus or minus, as applicable, Line I.A.4, plus or minus, as applicable, Line I.A.5):	$______

	B.	$497,510,250

	C.	75% of increases in Shareholders’ Equity after June 30, 2019, from issuance and sale of Equity Interests of the Parent:		$______

	D.	Minimum required Consolidated Tangible Net Worth (Lines I.B plus I.C):		$______

	E.	[Excess][Deficiency] for covenant compliance (Line I.A.6 minus I.D):		$______

II.	Section 7.11 (b) – Consolidated Recourse Indebtedness.

	A.	Consolidated Recourse Indebtedness other than Consolidated Recourse Indebtedness under the Agreement at Statement Date:		$______

		Maximum permitted:		$0.00

Schedule 1 to
Second Amendment to Second Amended and Restated Credit Agreement

III.	Section 7.11 (c) – Secured Indebtedness on Real Property.

	A.	As-is appraised value of Real Property securing Secured Indebtedness as of the date such Secured Indebtedness was incurred (see attached schedule for individual listing of Real Property):

		1. [______________]	$______
		2. [______________]	$______
		3. [______________]	$______
		4. [______________]	$______

	B.	Maximum Secured Indebtedness on each Real Property (each property listed in Line III.A multiplied by 70%):

		1. [______________]	$______
		2. [______________]	$______
		3. [______________]	$______
		4. [______________]	$______

	C.	Secured Indebtedness secured by each Real Property above at Statement Date:

		1. [______________]	$______
		2. [______________]	$______
		3. [______________]	$______
		4. [______________]	$______

	D.	[Excess][Deficiency] for covenant compliance (applicable item in Line III.C minus applicable item in Line III.B):

		1. [______________]	$______
		2. [______________]	$______
		3. [______________]	$______
		4. [______________]	$______

IV.	Section 7.11 (d) – Variable Rate Indebtedness.

	A.	Consolidated Funded Indebtedness at Statement Date:	$______

	B.	Maximum Variable Rate Indebtedness (Line IV.A multiplied by 25%):	$______

	C.	Indebtedness of the Consolidated Parties that accrues interest at a variable rate at Statement Date:	$______

	D.	[Excess][Deficiency] for covenant compliance (Line IV.C minus IV.B):	$______
Schedule 1 to
Second Amendment to Second Amended and Restated Credit Agreement

V.	Section 7.11 (e) – Consolidated Debt to TAV Ratio.
	A.	Consolidated Funded Indebtedness at Statement Date:	$______
	B.	Operating Property Value of all Real Properties:	$______
	C.	Available Cash in excess of $10,000,000:	$______
	D.	The undepreciated cost (after any impairments) in accordance with GAAP of all mortgage or real estate-related loan assets and undeveloped or speculative land:	$______
	E.	Contract purchase price for all assets under contract for purchase:	$______
	F.	Adjusted TAV ((Line V.B plus Line V.D plus Line V.E):	$______
	G.	Consolidated Debt to TAV Ratio ((Line V.A minus Line V.C) divided by Line V.F):	______%
		Maximum permitted Consolidated Debt to TAV Ratio:	65%
VI.	Section 7.11(f) - Consolidated Fixed Charge Coverage Ratio.

	A.	Consolidated Adjusted EBITDA for Calculation Period:	$______

	B.	Consolidated Interest Charges for Calculation Period:	$______

	C.	Scheduled principal payments, etc. for Calculation Period:	$______

	D.	Dividends and distributions, etc. for Calculation Period:	$______

	E.	Consolidated Fixed Charge Coverage Ratio (Line VI.A divided by (Line VI.B plus Line VI.C plus Line VI.D)):	____ to 1

Minimum required Consolidated Fixed Charge Coverage Ratio:

Period		Minimum Consolidated Fixed Charge Coverage Ratio
January 1, 2022 through March 31, 2022		1.00 to 1.0
April 1, 2022 through September 30, 2022		1.10 to 1.0
October 1, 2022 through December 31, 2022		1.20 to 1.0
January 1, 2023 and thereafter		1.40 to 1.0
Schedule 1 to
Second Amendment to Second Amended and Restated Credit Agreement

VII.
Section 7.17(e) – Budgeted Renovation Costs.

A.     Ritz Carlton Sarasota Real Property

    1.    Budgeted Renovation Costs                    $________
    2.    Actual Costs through Statement Date                $________
    3.    Remaining FF&E balance at Statement Date            $________

B.     Ritz Carlton Northstar Real Property

    1.    Budgeted Renovation Costs                    $________
    2.    Actual Costs through Statement Date                $________
    3.    Remaining FF&E balance at Statement Date            $________

C.     Hyatt Beaver Creek Resort Real Property

    1.    Budgeted Renovation Costs                    $________
    2.    Actual Costs through Statement Date                $________
    3.    Remaining FF&E balance at Statement Date            $________

D.     Hilton LaJolla Torrey Pines Real Property

    1.    Budgeted Renovation Costs                    $________
    2.    Actual Costs through Statement Date                $________
    3.    Remaining FF&E balance at Statement Date            $________

E. Marriott Seattle Waterfront Real Property 1. Budgeted Renovation Costs $________ 2. Actual Costs through Statement Date $________ 3. Remaining FF&E balance at Statement Date $________

VIII.	Consolidated Leverage Ratio (calculated for purposes of determining the Applicable Margin but not for financial covenant compliance).
	A.	Consolidated Funded Indebtedness at Statement Date:	$______
	B.	Unrestricted Cash at Statement Date:	$______
	C.	Line VII.A plus Line VII.B:	$______
	D.	Consolidated Adjusted EBITDA for Calculation Period:	$______
	G.	Consolidated Leverage Ratio (Line VII.C divided by Line VII.D):	$______ to 1.00

Schedule 1 to
Second Amendment to Second Amended and Restated Credit Agreement

EXHIBIT N
BUDGETED RENOVATION COSTS

BHR 2021 Spend Summary

Hotel/Projects	FF&E Escrow As of 1/13/21 (A)	2021 Forecasted Spend (B)	Net Remaining Escrow (A-B)
Ritz-Carlton Sarasota:
10 Key Additions
Beach Club - Retail/Café
Beach Club - Beach Restrooms
3 Meeting Rooms Refresh
Total	$ 3,732,419	$ 2,033,084	$ 1,699,335

Ritz-Carlton Lake Tahoe:
Spa Refresh
Lobby Retail/Market
Total	$ 4,007,581	$ 1,374,842	$ 2,632,739

Park Hyatt Beaver Creek:
Warehouse FF&E Installation
Total	$ 273,946	$ 40,000	$ 233,946

Hilton Torrey Pines:
Corner Pantry/Market Conversion
Total	$ 3,868,550	$ 558,067	$ 3,310,483

Marriott Seattle:
Guestrooms Renovation
Total	$ 6,649,436	$ 5,305,325	$ 1,344,111

Exhibit N to
Second Amendment to Second Amended and Restated Credit Agreement